EXHIBIT 99.1

            Dayton Superior Reports Third Quarter Results

    DAYTON, Ohio--(BUSINESS WIRE)--Nov. 12, 2004--Dayton Superior Corporation reported today that sales for the third quarter of 2004 totaled $114.6 million, a 13.1% increase from the third quarter 2003 sales of $101.3 million. Product sales were $96.6 million for the third quarter of 2004, an increase of 12.8% from the third quarter of 2003. The increase in sales was due to previously announced price increases and partially offset by a decrease in volume that was due to customers buying ahead of anticipated sales price increases in the first six months of 2004. Rental revenue increased $1.1 million for the third quarter of 2004, an increase of 10.2% from the third quarter of 2003. The increase resulted from the contribution related to the July, 2003 Safway acquisition and an increase in utilization from existing product lines. Used rental equipment sales increased to $6.5 million for the third quarter of 2004 from $5.2 million for the third quarter of 2003. The increase was due to the timing of customer projects.
    Gross profit on product sales for the third quarter of 2004 was $25.4 million, or 26.3% of sales, an increase from the $17.8 million, or 20.8% of sales, in the third quarter of 2003. Despite the increase in material costs, primarily steel, gross profit as a percent of sales was higher due to increased productivity in both cost and price. Rental gross profit for the third quarter of 2004 was $3.0 million, an increase of $0.3 million over the third quarter of 2003. Increased revenues more than offset the increase in rental cost of sales resulting from higher depreciation expense from the acquisition of Safway. Gross profit on the sales of used rental equipment for the third quarter of 2004 was $3.7 million, or 57.5% of sales, compared to $3.1 million, or 60.0% of sales, for the third quarter of 2003.
    Selling, general, and administrative expenses decreased to $21.8 million in the recent quarter from $22.0 million for the third quarter of 2003, despite adding an estimated $0.7 million for Safway.
    Interest expense increased to $11.9 million for the third quarter of 2004 from $11.2 million for the third quarter of 2003, due to higher average borrowings.
    Pre-tax loss improved to $(1.8) million in the third quarter of 2004, versus $(10.3) million in the third quarter of 2003. The 2003 loss was partially offset by a $3.9 million income tax benefit, but no benefit is being recorded in 2004 until realization of loss carryforwards is reasonably assured.
    The Company reported a net loss of $(1.8) million for the third quarter of 2004, versus a net loss of $(6.4) million for the third quarter of 2003.
    Stephen R. Morrey, Dayton Superior's President and Chief Executive Officer said, "We are pleased with our third quarter results, which saw income from operations increase tenfold to over $10 million from under $1 million in last year's corresponding period. Productivity gains continue to outpace cost increases and our SG&A has decreased sequentially each quarter this year."
    Sales for the nine months ended October 1, 2004 totaled $318.9 million, a 14.1% increase from a year earlier nine-month sales of $279.5 million. Product sales were $273.1 million for the first nine months of 2004, an increase of 19.1% from the same period of 2003. The increase in sales was due to previously announced price increases and, to a lesser extent, volume. Rental revenue increased $6.8 million for the first nine months of 2004, an increase of 28.2% from the first nine months of 2003. The increase was primarily due to the acquisition of Safway and was enhanced by a slight increase in utilization in existing product lines. Used rental equipment sales decreased to $15.0 million for the first nine months of 2004 from $26.2 million for the first nine months of 2003, as two large transactions from 2003 did not recur. Sales of used rental equipment tend to be sporadic and, therefore, difficult to predict.
    Gross profit on product sales for the first nine months of 2004 was $68.2 million, or 25.0% of sales, an increase of $16.4 million over the same period of 2003. Despite the increase in material costs, primarily steel, gross profit as a percent of sales improved as a result of increased productivity of both cost and price. Rental gross profit for the first nine months of 2004 was $6.9 million, an increase of $2.0 million over the same period of 2003. Increased revenues more than offset the increase in rental cost of sales resulting from higher depreciation expense as a result of the acquisition of Safway and higher freight costs. Gross profit on the sales of used rental equipment for the first nine months of 2004 was $9.0 million, or 60.2% of sales, compared to $18.4 million, or 70.2% of sales, for the first nine months of 2003.
    Selling, general, and administrative expenses increased to $66.3 million in the recent nine months from $61.0 million for the first nine months of 2003. The increase was entirely due to the acquisition of Safway. Without Safway, SG&A declined due to management's focus on cost controls.
    Interest expense increased to $35.5 million for the first nine months of 2004 from $28.3 million for the first nine months of 2003. This increase was primarily due to the higher interest rate from the senior second secured notes, and higher borrowings.
    Pre-tax loss was $(20.4) million for the first nine months of 2004 as compared to $(18.5) million for the first nine months of 2003. An income tax benefit of $6.3 million was recorded in 2003 whereas no benefit is being recorded in 2004 until realization of loss carryforwards is reasonably assured. This resulted in a net loss of $(20.4) million for the first nine months of 2004, versus a net loss of $(12.2) million for the first nine months of 2003.
    The Company has scheduled a conference call at 11:00 a.m. ET; Monday, November 15, 2004 to discuss the third quarter results. The conference call can be accessed by dialing 1-703-639-1376. A replay of the call will be available from 4:00 p.m. ET on Monday, November 15, 2004 through 11:59 p.m. ET, on Monday, November 22, 2004, by calling 1-888-266-2081 and entering reservation 590724.
    Dayton Superior is the largest North American manufacturer and distributor of metal accessories and forms used in concrete construction, and a leading manufacturer of metal accessories used in masonry construction in terms of revenues. The company's products are used in two segments of the construction industry: infrastructure construction, such as highways, bridges, utilities, water and waste treatment facilities and airport runways, and non-residential building, such as schools, stadiums, prisons, retail sites, commercial offices, hotels and manufacturing facilities. The company sells most products under the registered trade names Dayton Superior(R), Dayton/Richmond(R), Symons(R), Aztec(R), BarLock(R), Conspec(R), Edoco(R), Dur-O-Wal(R) and American Highway Technology(R).
    Note: Certain statements made herein concerning anticipated future performance are forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs and assumptions of management and are not guarantees of future performance. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements as a result of a number of important factors. Representative examples of these factors include (without limitation) the cyclical nature of nonresidential building and infrastructure construction activity, which can be affected by factors outside Dayton Superior's control such as the general economy, governmental expenditures, interest rate increases, and changes in banking and tax laws; the amount of debt Dayton Superior must service; the effects of weather and the seasonality of the construction industry; Dayton Superior's ability to implement cost savings programs successfully and on a timely basis; Dayton Superior's ability to successfully integrate acquisitions on a timely basis; the mix of product sales, rental revenues, and sales of used rental equipment; and favorable market response to price increases. This list of factors is not intended to be exhaustive, and additional information concerning relevant risk factors can be found in Dayton Superior's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q , current Reports on Form 8-K, and Registration Statement on Form S-4 filed with the Securities and Exchange Commission.

    (tables follow)

                      Dayton Superior Corporation
                  Summary Income Statement, Unaudited
                            (in thousands)

                                        For the fiscal quarter ended:
                                          October 1,    September 26,
                                             2004            2003

Product sales                                $  96,640      $  85,695
Rental revenue                                  11,449         10,391
Used rental equipment sales                      6,459          5,202
                                        --------------- --------------
  Net Sales                                    114,548        101,288
                                        --------------- --------------

Product cost of sales                           71,266         67,854
Rental cost of sales                             8,480          7,717
Used rental equipment cost of sales              2,743          2,079
                                        --------------- --------------
    Cost of Sales                               82,489         77,650
                                        --------------- --------------

Product gross profit                            25,374         17,841
Rental gross profit                              2,969          2,674
Used rental equipment gross profit               3,716          3,123
                                        --------------- --------------
    Gross Profit                                32,059         23,638

Product gross profit %                            26.3%          20.8%
Rental gross profit %                             25.9%          25.7%
Used rental equipment gross profit %              57.5%          60.0%
    Gross Profit %                                28.0%          23.3%

Selling, General & Administrative               21,757         21,980
Selling, General & Administrative %               19.0%          21.7%
Facility Closing and Severance Expenses            429            499
(Gain) loss on Disposals of Property,
 Plant, and Equipment                             (464)            72
Amortization of Intangibles                        302            184
                                        --------------- --------------
Operating Income                                10,035            903
Operating Income %                                 8.8%           0.9%

Interest Expense                                11,923         11,199
Loss on Early Extinguishment of
 Long-term Debt                                      -              -
Other (Income) Expense                             (45)           (42)
                                        --------------- --------------
Loss Before Income Taxes                        (1,843)       (10,254)
Pretax Margin                                    (1.6%)        (10.1%)

Benefit for Income Taxes                             -         (3,861)
                                        --------------- --------------
Effective Tax Rate                                   -           37.7%

Net Loss                                     $  (1,843)     $  (6,393)
                                        =============== ==============
Depreciation and Amortization                $   7,181      $   6,958


                      Dayton Superior Corporation
                  Summary Income Statement, Unaudited
                            (in thousands)

                                         For the fiscal nine months
                                                    ended:
                                          October 1,    September 26,
                                             2004            2003

Product sales                                $ 273,101      $ 229,247
Rental revenue                                  30,792         24,021
Used rental equipment sales                     14,978         26,190
                                        --------------- --------------
  Net Sales                                    318,871        279,458
                                        --------------- --------------

Product cost of sales                          204,948        177,417
Rental cost of sales                            23,852         19,153
Used rental equipment cost of sales              5,956          7,797
                                        --------------- --------------
    Cost of Sales                              234,756        204,367
                                        --------------- --------------

Product gross profit                            68,153         51,830
Rental gross profit                              6,940          4,868
Used rental equipment gross profit               9,022         18,393
                                        --------------- --------------
    Gross Profit                                84,115         75,091

Product gross profit %                            25.0%          22.6%
Rental gross profit %                             22.5%          20.3%
Used rental equipment gross profit %              60.2%          70.2%
    Gross Profit %                                26.4%          26.9%

Selling, General & Administrative               66,294         61,036
Selling, General & Administrative %               20.8%          21.8%
Facility Closing and Severance Expenses          1,393          1,243
(Gain) loss on Disposals of Property,
 Plant, and Equipment                             (386)           138
Amortization of Intangibles                        857            443
                                        --------------- --------------
Operating Income                                15,957         12,231
Operating Income %                                 5.0%           4.4%

Interest Expense                                35,507         28,272
Loss on Early Extinguishment of
 Long-term Debt                                    842          2,480
Other Expense                                        -             29
                                        --------------- --------------
Loss Before Income Taxes                       (20,392)       (18,550)
Pretax Margin                                    (6.4%)         (6.6%)

Benefit for Income Taxes                             -         (6,307)
                                        --------------- --------------
Effective Tax Rate                                   -          34.0 %

Net Loss                                     $ (20,392)     $ (12,243)
                                        =============== ==============
Depreciation and Amortization                $  21,226      $  18,553


                      Dayton Superior Corporation
                   Summary Balance Sheet, Unaudited
                            (in thousands)

                                                    As of:
                                          October 1,    December 31,
                                             2004            2003
Summary Balance Sheet:
Cash                                         $       -      $   1,995
Accounts Receivable, Net                        77,681         64,849
Inventories                                     63,416         49,437
Other Current Assets                            17,002         10,934
                                        --------------- --------------
Total Current Assets                           158,099        127,215

Rental Equipment, Net                           76,454         78,042
Property & Equipment, Net                       59,949         62,238
Goodwill & Other Assets                        123,721        125,889
                                        --------------- --------------
Total Assets                                  $418,223       $393,384
                                        =============== ==============

Current Portion of Long-Term Debt               $2,527         $3,067
Accounts Payable                                23,550         20,526
Other Current Liabilities                       31,773         32,028
                                        --------------- --------------
Total Current Liabilities                       57,850         55,621

Long-Term Debt                                 381,813        338,823
Other Long-Term Liabilities                      6,203          6,207
Shareholders' Equity (Deficit)                 (27,643)        (7,267)
                                        --------------- --------------
Total Liabilities &
  Shareholders' Equity (Deficit)             $ 418,223      $ 393,384
                                        =============== ==============


                      Dayton Superior Corporation
                Summary Cash Flow Statement, Unaudited
                            (in thousands)

                                          For the nine months ended:
                                          October 1,    September 26,
                                             2004            2003

Net Loss                                     $ (20,392)     $ (12,243)
Non-Cash Adjustments to Net Loss                16,471          4,206
Changes in Assets and Liabilities              (29,959)       (20,026)
                                        --------------- --------------
Net Cash Used in Operating Activities          (33,880)       (28,063)
                                        --------------- --------------

Property, Plant and Equipment
 Additions, Net                                 (3,130)        (5,850)
Rental Equipment Additions, Net                 (1,693)         4,689
Acquisition                                       (245)       (13,535)
                                        --------------- --------------
Net Cash Used in Investing Activities           (5,068)       (14,696)
                                        --------------- --------------

Issuance of Long-Term Debt, Net                 39,490         29,632
Financing Costs Incurred                        (2,554)        (1,278)
Changes in Loans to Shareholders                   (27)           154
Issuance of Common Shares                           73         13,049
                                        --------------- --------------
Net Cash Provided By Financing
 Activities                                     36,982         41,557
                                        --------------- --------------

Other, Net                                         (29)           466
                                        --------------- --------------
Net Decrease in Cash                         $  (1,995)     $    (736)
                                        =============== ==============

    CONTACT: Dayton Superior Corporation
             Edward J. Puisis, 937-428-7172
             Fax: 937-428-9115